UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2008
SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1740 Technology Drive, Suite 450
San Jose, CA 95110
(408) 570-9700
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Appointment of Principal Officer.
On September 8, 2008, the Board of Directors of Selectica, Inc. (the “Company”) appointed Richard Heaps as the Chief Financial Officer and General Counsel of the Company.
Since 2001, Mr. Heaps has served as managing director of The Management Group, LLC, a financial and strategic management advisory practice focused on early-stage technology companies. Prior to that, Mr. Heaps served as CFO and COO of Clarent Corporation and CFO and General Counsel of Centura Software. He also has held various positions at Unisoft, Oracle and Dataquest. Mr. Heaps has a J.D. and M.B.A. from Stanford University and a B.A. from Yale University.
Employment Arrangement with Mr. Heaps.
Mr. Heaps entered into an employment arrangement with the Company under which he will receive an annual base salary of $250,000. For the second and third quarters of fiscal 2009, Mr. Heaps will receive an incentive payment equal to the regular pro-rated amount of 50% of the annual incentive bonus he is entitled to receive. Effective in the fourth quarter of fiscal 2009, Mr. Heaps will be eligible to participate in the Company’s 1999 Equity Incentive Plan (the “Incentive Plan”), which participation is based upon both pre-determined Company operational goals as well as goals relevant to Mr. Heaps’ position (MBO). The Incentive Plan is based upon percentage of annual salary, and Mr. Heaps’ position is eligible for an annual incentive payment of 20% of the base salary ($50,000), payable quarterly. Mr. Heaps will also receive 150,000 restricted stock units vesting over four years, with a one year minimum service requirement and full acceleration of unvested units upon a change in control of the Company and 75% acceleration of unvested units upon the sale of a substantial part of the Company’s business.
The Company and Mr. Heaps will enter into a Severance Agreement (the “Severance Agreement”), which will provide, among other things, for the continuation of Mr. Heaps’ base salary and health insurance benefits for six months if (a) he is discharged for a reason other than cause or permanent disability at any time or (b) the Company is subject to a change in control. Mr. Heaps will be required to execute a release in the form attached to the Severance Agreement as a condition of receiving these benefits.
The Company and Mr. Heaps will also enter into the Company’s standard form of indemnification agreement for directors and executive officers, as set forth on Exhibit 10.1 to the Company’s Form 10-KSB for the fiscal year ended March 31, 2008, pursuant to which the Company agrees, among other things, to indemnify its officers against certain liabilities that may arise by reason of their status or service as officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
On September 9, 2008, the Company issued a press release that announced the appointment of Mr. Heaps as the Company’s Chief Financial Officer and General Counsel. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
Exhibit 99.1	Press Release of Selectica, Inc., dated September 9, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 9, 2008	SELECTICA, INC.
	By:	/s/ Jim Thanos
Jim Thanos
Co-Chairman

EXHIBIT INDEX

Exhibit
No.	Exhibit
Exhibit 99.1	Press Release of Selectica, Inc., dated September 9, 2008.